Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the amendment to the Registration Statement on Form S-1/A of our report September 18, 2009, relating to the financial statements of Plush Properties, Inc. for the periods ended June 30, 2008 and June 30, 2009, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

November 4, 2009